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                                                                   EXHIBIT 14(b)



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the references to our firm under the captions
"Independent Auditors" and "Financial Statements" in the Liberty-Stein Roe Funds Municipal Trust Statements of Additional Information and to the incorporation by reference of our reports dated August 22, 2001 with respect to the financial statements and financial highlights of Stein Roe High-Yield Municipal Fund Class S and Liberty High Income Municipals Fund Class A (collectively one of the series comprising Liberty-Stein Roe Funds Municipal Trust) included in the Stein Roe Mutual Funds Annual Report and the Liberty High Income Municipals Fund, Class A Annual Report (collectively "our reports") each dated June 30, 2001, which Statements of Additional Information, and our reports are incorporated by reference in the Statement of Additional Information to the Combined Prospectus and Proxy Statement included in this Registration Statement on Form N-14 of Liberty-Stein Roe Funds Municipal Trust.


                                                        ERNST & YOUNG LLP


Boston, Massachusetts
March 27, 2002